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                                                                 EXHIBIT 10-H-4
                                                                 --------------


                        FIRST AMENDMENT TO HOMI B. PATEL
                  SUPPLEMENTAL BENEFIT COMPENSATION AGREEMENT
                  -------------------------------------------


       The Homi B. Patel Supplemental Benefit Compensation Agreement effective as of December 23, 1999 is hereby amended as of the date hereof, unless otherwise specifically provided, as follows:

  I.   Paragraph 2(b) is amended to read as follows:

       The "Present Value" of Employee's After-Tax Supplemental Benefits shall be determined using the interest rate then in effect by reference to the IRS 4-Year Weighted Average Interest Rate and the 1983 Group Annuity Mortality Table (the "1983 GAM"), as such 1983 GAM may be amended, revised or updated from time to time.

  II.  Paragraph 3 is amended as follows:

       A. Paragraph 3(ii) is amended to read as follows:

          (ii) The death of the Employee or the discharge by the Company of Employee from the employment of Company or a subsidiary of Company without Cause or a termination by Employee for Good Reason (Cause and Good Reason shall be defined as defined in the most recent Employment Agreement entered into by the Employee and the Company ("Employment Agreement");

       B. The first full sentence of the flush paragraph immediately following Paragraph 3(ii) is amended to read as follows:

               In the event of a termination of Employee's employment initiated by the Employee not for Good Reason (as defined in the "Employment Agreement") prior to the expiration of the five-year period, the Company shall continue to make the deposits in the form and at the times described in the first sentence of this paragraph 3 during the remainder of the five-year period.
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       C. The last sentence of Paragraph 3 is amended to read as follows:

               Notwithstanding the foregoing, in the event that (i) the Employee is discharged by the Company for Cause as defined in the Employment Agreement, (ii) the Employee willfully, intentionally and materially breaches the confidentiality and non-disparagement provisions of paragraph 7 of the Employment Agreement, or (iii) the Employee withdraws funds from the account prior to the termination of employment with the Company, no further deposit shall be made to the Employee's segregated account by the Company under this Agreement.

  III. Except as otherwise provided herein, the Supplemental Benefit Compensation Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, the Company and Employee have executed this Amendment as of the 27th day of November, 2000.


                                 HARTMARX CORPORATION


                                 By: /s/ GLENN R. MORGAN
                                     --------------------------------
                                     Glenn R. Morgan, Executive
                                     Vice President & Chief Financial
                                     Officer


                                      /s/ HOMI B. PATEL
                                      -------------------------------
                                           HOMI B. PATEL

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